Exhibit 99.3

Consent to be Named as a Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Securitize Holdings, Inc. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Rebecca Macieira-Kaufmann
Rebecca Macieira-Kaufmann

Date: January 28th, 2026